UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 14, 2013

QUIDEL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-10961	94-2573850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10165 McKellar Court, San Diego CA		92121
(Address of Principal Executive Offices)		(Zip Code)

(858) 552-1100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On May 14, 2013, Quidel Corporation (the “Company”) held its Annual Meeting of Stockholders at 8:30 a.m. local time at the San Diego Marriott Del Mar, 11966 El Camino Real, San Diego, California. The following matters were voted upon at the meeting:

Proposal No. 1

The Company’s stockholders elected seven individuals to the Board of Directors as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Thomas D. Brown	28,428,571	440,923	2,956,870
Douglas C. Bryant	28,541,245	328,249	2,956,870
Kenneth F. Buechler	28,489,389	380,105	2,956,870
Rod F. Dammeyer	28,542,447	327,047	2,956,870
Mary Lake Polan	28,410,726	458,768	2,956,870
Mark A. Pulido	28,489,504	379,990	2,956,870
Jack W. Schuler	28,370,582	498,912	2,956,870

Proposal No. 2

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year by the votes set forth in the table below:

Votes For	Votes Against	Abstentions
31,389,576	370,641	66,147

Proposal No. 3

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive offices by the votes set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,113,631	268,045	1,487,818	2,956,870

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2013

QUIDEL CORPORATION

/s/	Robert J. Bujarski
By:	Robert J. Bujarski
Its:	SVP, General Counsel & Corporate Secretary

3